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                                                                       EXHIBIT 5

                        Squire, Sanders & Dempsey L.L.P.
                                 4900 Key Tower
                                127 Public Square
                           Cleveland, Ohio 44114-1304

                                  July 27, 2005

The Greenbrier Companies, Inc.
Autostack Corporation
Greenbrier-Concarril, LLC
Greenbrier Leasing Corporation
Greenbrier Leasing, L.P.
Greenbrier Leasing Limited Partners, LLC
Greenbrier Management Services, LLC
Greenbrier Railcar, Inc.
Gunderson, Inc.
Gunderson Marine, Inc.
Gunderson Rail Services, Inc.
Gunderson Specialty Products, LLC
  c/o The Greenbrier Companies, Inc.
      One Centerpointe Drive, Suite 200
      Lake Oswego, Oregon 97035

Ladies and Gentlemen:

      Reference is made to the Registration Statement on Form S-4 (the "Registration Statement") to be filed by The Greenbrier Companies, Inc. (the "Company") and by Autostack Corporation, Greenbrier-Concarril, LLC, Greenbrier Leasing Corporation, Greenbrier Leasing, L.P., Greenbrier Leasing Limited Partner, LLC, Greenbrier Management Services, LLC, Greenbrier Railcar, Inc., Gunderson, Inc., Gunderson Marine, Inc., Gunderson Rail Services, Inc., and Gunderson Specialty Products, LLC (collectively, the "Subsidiary Guarantors") under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the Company's offer to exchange up to $175,000,000 aggregate principal amount of new 8 3/8% Senior Subordinated Notes due 2015 (the "Exchange Notes") for an equal principal amount of its outstanding 8 3/8% Senior Subordinated Notes due 2015 (the "Original Notes"), together with the related guarantee by the Subsidiary Guarantors of the Exchange Notes. The Original Notes were issued, and the Exchanges Notes are issuable, pursuant to an Indenture, dated as of May 11, 2005 (the "Indenture"), among the Company, the Subsidiary Guarantors and U.S. Bank National Association, as Trustee (the "Trustee").

      We have examined the Registration Statement, the Indenture, the form of the Original Notes, the form of the Exchange Notes and such other documents, and considered such matters of law, as we have deemed necessary or appropriate for the purposes of this opinion. We also have reviewed
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and relied upon certificates of officers of the Company and the Guarantors as to the various factual matters contained in such certificates. We have assumed the genuineness of all signatures on all documents reviewed by us, the authenticity of all documents submitted to us as originals, and the conformity to authentic originals of all documents submitted to us as copies.

      Based upon the foregoing and subject to the qualifications expressed below, we are of the opinion that:

      1. The Exchange Notes, when duly executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture, and when delivered in exchange for Original Notes as contemplated in the Registration Statement, will constitute valid and binding obligations of the Company and will be entitled to the benefits of the Indenture, subject to bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or similar laws of general applicability affecting the enforcement of creditors' rights and to general principles of equity (whether considered in a proceeding at law or in equity).

      2. The guarantees by the Subsidiary Guarantors of the Exchange Notes, when duly executed by the Subsidiary Guarantors in accordance with the provisions of the Indenture and when delivered as contemplated in the Registration Statement, will constitute valid and binding obligations of the Subsidiary Guarantors and will be entitled to the benefits of the Indenture, subject to bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or similar laws of general applicability affecting the enforcement of creditors' rights and to general principles of equity (whether considered in a proceeding at law or in equity).

      This opinion is based solely upon the laws of the States of New York and Oregon and the General Corporation Law of the State of Delaware.

      We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus contained in the Registration Statement. In giving such consent, we do not admit we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations under that Act.

                                    Respectfully submitted,


                                    /s/ Squire, Sanders & Dempsey L.L.P.


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